Exhibit 99.1

Motorsport Games Announces Adjournment of Annual Meeting of Shareholders Due to Lack of Quorum

MIRAMAR, Florida, April 17, 2026— Motorsport Games Inc. (NASDAQ: MSGM) (“Motorsport Games” or the “Company”), a racing game developer, publisher, and esports ecosystem provider of official motorsport racing series, today announced that the Company’s annual meeting of shareholders, on April 17, 2026, at 11:00 a.m. Eastern Time was convened and adjourned, without any business being conducted, due to lack of the required quorum.

The meeting will reconvene at 11:00 a.m. Eastern Time on Tuesday April 21, 2026, at the Company’s corporate headquarters located at 3350 SW 148th Avenue, Suite 207, Miramar, Florida 33027.

During the adjournment, the Company will continue to solicit votes from its shareholders with respect to the proposals set forth in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on March 16, 2026.

The Company encourages all shareholders of record as of the record date of February 27, 2026, who have not yet voted, to do so by Monday April 20, 2026, at 11:59 p.m. Eastern Time.

About Motorsport Games:

Motorsport Games is a racing game developer, publisher and esports ecosystem provider of official motorsport racing series. Combining innovative and engaging video games with exciting esports competitions and content for racing fans and gamers, Motorsport Games strives to make racing games that are authentically close to reality. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series including the 24 Hours of Le Mans and the FIA World Endurance Championship, recently releasing Le Mans Ultimate Version 1.3 featuring new cars, updated 2025 content and additional improvements. Motorsport Games also owns the industry leading rFactor 2 and KartKraft simulation platforms. rFactor 2 also powers F1® Arcade through a partnership with Kindred Concepts. Motorsport Games is also an award-winning esports partner of choice for the 24 Hours of Le Mans, creating the renowned Le Mans Virtual Series. Motorsport Games is building a virtual racing ecosystem where each product drives excitement, every esports event is an adventure, and every race inspires.

For more information about Motorsport Games visit: www.motorsportgames.com.

Forward-Looking Statements

Certain statements in this press release, the related conference call and webcast which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements or information in this press release, the related conference call and webcast that are not statements or information of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, the statements concerning building a virtual racing ecosystem where each product drives excitement, every esports event is an adventure, and every race inspires.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of the Company and are difficult to predict. Examples of such risks and uncertainties include, without limitation, the ability to make racing games that are authentically close to reality and build a virtual racing ecosystem where each product drives excitement, every esports event is an adventure, and every race inspires.

Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as in its subsequent filings with the SEC. The Company anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. The Company assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the Company’s plans and expectations as of any subsequent date.

Website and Social Media Disclosure

Investors and others should note that we announce material financial information to our investors using our investor relations website (ir.motorsportgames.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media and blogs, to communicate with our investors and the public about our company and our products. It is possible that the information we post on our websites, social media and blogs could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the websites, social media channels and blogs, including the following (which list we will update from time to time on our investor relations website):

Websites	Social Media
motorsportgames.com	Twitter: @msportgames
Instagram: msportgames
Facebook: Motorsport Games
LinkedIn: Motorsport Games

The contents of these websites and social media channels are not part of, nor will they be incorporated by reference into, this press release.

Contacts:

Investors:

Investors@motorsportgames.com

Media:

PR@motorsportgames.com